EXHIBIT 99.1

interactive technology solutions

FOR IMMEDIATE RELEASE

Erez Katz Appointed as Bridgeline Digital’s Chief Operating Officer

WOBURN, Mass., November 4, 2010 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a developer of award-winning web engagement management software and interactive technology solutions announced today that Erez Katz has been appointed to the newly-created position of Chief Operating Officer.

Erez Katz has been with Bridgeline since June of 2007 and has been the Executive Vice President and General Manager of the Company’s Atlanta Business Unit where he has consistently delivered the highest gross profit margins and above average profitability when compared to the Company’s other six business units.  Prior to joining Bridgeline Digital, from 1996 to 2007, Mr. Katz was the founder, President, and Chief Executive Officer of Atlanta based Objectware, Inc., a rapidly growing web application development company.  Objectware was acquired by Bridgeline Digital in June 2007.  Mr. Katz received his Bachelors of Science degree in Computer Science from Baruch College in New York City and, prior to immigrating to the US in 1986, he was an Officer in the Israeli Military.

“Erez has excellent leadership skills and we look forward to continuing working closely with him as we take Bridgeline and iAPPS to new heights,” stated Thomas Massie, Bridgeline Digital’s President and CEO.

About Bridgeline Digital

Bridgeline Digital is a developer of an award-winning web engagement management platform and award-winning interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, e-Commerce, e-Marketing, and Analytics capabilities into the heart of websites, online stores, intranets, extranets, and portals - enabling business users to swiftly enhance and optimize the value of their web properties. The iAPPS Product Suite has been recognized by KMWorld Magazine as a Trend Setting Product of 2010. iAPPS Content Manager is the 2010 CODiE Award Winner for Best Content Management Solution, globally.

Combined with award-winning interactive technology development services by Microsoft Gold-Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, e-commerce development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston, with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Washington, D.C., and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Healthcore, LG Electronics, Marriott International, Berkshire Life, PODS, Budget Rental Car, Washington Redskins, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Genesis Select, LLC
Budd Zuckerman
President
303-415-0200
bzuckerman@genesisselect.com

Or

Bridgeline Digital, Inc.
Ronald Levenson
Executive Vice President & CFO
781-497-3015
rlevenson@blinedigital.com